UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2007
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware	77-0057842
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
2900 Lakeside Drive
Santa Clara, California 95054-2831
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 25, 2007, Alliance Semiconductor Corporation (“Alliance”) completed the previously announced sale of the limited partnership and general partnership interests in five wholly owned Alliance Ventures investment partnerships, which collectively hold a portfolio of private company securities, to AVM Capital L.P., an affiliate of QTV Capital Limited, for $123.6 million paid in cash at closing. Alliance expects no material tax liability associated with the transaction. Pro forma information related to the transaction will be included in our Quarterly Report on Form 10-Q for the period ending December 31, 2006.
Attached as Exhibit No. 99.1 is the Press Release dated January 26, 2007, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
2.1	Purchase Agreement dated December 1, 2006 by and between Alliance Semiconductor Corporation and QTV Capital Limited (incorporated by reference from Exhibit No. 2.1 to the Current Report on Form 8-K filed on December 7, 2006).

99.1	Press Release dated January 26, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: January 26, 2007	By:	/s/ Melvin L. Keating
Melvin L. Keating
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement dated December 1, 2006 by and between Alliance Semiconductor Corporation and QTV Capital Limited (incorporated by reference from Exhibit No. 2.1 to the Current Report on Form 8-K filed on December 7, 2006).

99.1	Press Release dated January 26, 2007.